SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549



                                     FORM 8-K



                                  CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                      OF THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported)          October 3, 1996



                        KINDERCARE LEARNING CENTERS, INC.
              (Exact name of registrant as specified in its charter)


              Delaware                    0-17098             63-0941966
   (State or other jurisdiction  (Commission File Number)  (I.R.S. Employer
          of incorporation)                               Identification No.)

    2400 PRESIDENTS DRIVE MONTGOMERY, ALABAMA                   36116
    (Address of principal executive offices)                  (Zip Code)

    Registrant's telephone number, including area code      (334) 277-5090

                                    Not Applicable
          (Former name or former address, if changed since last report)







         Item 5.   Other Events.

                   KinderCare Learning Centers, Inc. (the "registrant") and KCLC Acquisition Corp.("KCLC"), a newly formed corporation organized at the direction of Kohlberg Kravis Roberts & Co. L.P. ("KKR"), have entered into an Agreement and Plan of Merger dated as of October 3, 1996 (the "Merger Agreement"), which is filed herewith as Exhibit 2 and is incorporated herein by ref-erence. The Merger Agreement provides for the merger of KCLC with and into the registrant such that the registrant survives the merger and KCLC will cease to have a separate corporate existence. Pursuant to the Merger Agreement a fixed number of shares of common stock of the registrant will be retained by current stockholders of the registrant who elect to retain such shares. The Merger Agreement provides for proration among the stockholders in the event that stockholders elect to retain shares in excess of the fixed number of shares provided for in the Merger Agreement. Stockholders will receive cash for any shares of common stock which are not retained. The Merger Agreement provides for dissenters rights for stockholders who do not approve the Merger Agreement.

                   The registrant and KKR have issued a joint press re-lease announcing the Merger Agreement, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.



         Item 7.   Financial Statements and Exhibits.

                   (c) The following exhibits are filed with this re-port:

           Exhibit Number                       Description

                  2 Agreement and Plan of Merger dated as of October 3, 1996, by and between the registrant and KCLC.

               99.1 Press Release of the registrant and KKR issued October 3, 1996.







                                    SIGNATURES


                   Pursuant to the requirements of the Securities Ex-change Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  KINDERCARE LEARNING CENTERS, INC.


                                  By:  /s/    Philip L. Maslowe
                                      Name:   Philip L. Maslowe
                                      Title:  Executive Vice President
                                                and Chief Financial
                                                Officer



         Dated:  October 9, 1996







                                  EXHIBIT INDEX


           Exhibit Number                       Description

                  2 Agreement and Plan of Merger dated as of October 3, 1996, by and between the registrant and KCLC.

               99.1 Press Release of the registrant and KKR issued October 3, 1996.